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                                                                    Exhibit 99.1

                     CHART INDUSTRIES, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                             (Dollars in thousands)

                                                                      July 31,
                                                                        2003
                                                                      ---------
ASSETS

Current Assets
       Cash and cash equivalents                                      $  16,986
       Accounts receivable, net                                          42,590
       Inventories, net                                                  39,630
       Other current assets                                              27,710
       Assets held for sale
                                                                      ---------
Total Current Assets                                                    126,916

Property, plant and equipment, net                                       46,683
Goodwill, net                                                            76,977
Other assets, net                                                        11,118
                                                                      ---------

TOTAL ASSETS                                                          $ 261,694
                                                                      =========

LIABILITIES & SHAREHOLDERS' DEFICIT

Current Liabilities
       Accounts payable                                               $  10,685
       Customer advances and billings in excess of contract revenue       4,584
       Accrued expenses and other liabilities                             5,698
       Current maturities of long-term debt                               2,242
       Senior debt in default
       Pre-petition liabilities not subject to compromise                40,718
                                                                      ---------
Total Current Liabilities                                                63,927

Long-term debt                                                            1,025
Other long-term liabilities                                                 993
Pre-petition long-term liabilities not subject to compromise             28,776

Pre-petition liabilities subject to compromise:
       Senior debt in default                                           255,746
       Accrued interest and fees                                          2,161

Shareholders' Deficit
       Common stock                                                         266
       Additional paid-in-capital                                        46,548
       Retained deficit                                                (132,304)
       Accumulated other comprehensive loss                              (4,558)
       Treasury stock                                                      (886)
                                                                      ---------
Shareholders' Deficit                                                   (90,934)
                                                                      ---------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                           $ 261,694
                                                                      =========